Exhibit 16


                           Computation of Performance

                               THE GRANDVIEW FUNDS

The Fund computes the "average annual total return" of the Fund by determining the average annual compounded rates of return during specified periods that equate the initial amount invested to the ending redeemable value of such investment. This is done by determining the ending redeemable value of a hypothetical $1,000 initial payment. This calculation is as follows:

                 P(1+T)n = ERV

       Where:    T       = average annual total return.
                 ERV     = ending  redeemable  value at the end of the  period
                           covered by the computation of a hypothetical $1,000 payment made at the beginning of the period.
                 P       = hypothetical initial payment of $1,000 from which the
                           maximum sales load is deducted.
                 n       = period covered by the computation, expressed in terms
                           of years.

The Fund may also compute the "cumulative total return" of the Fund, which is calculated in a similar manner, except that the results are not annualized. This calculation is as follows:

                 (ERV - P)/P = TR

       Where:    ERV  =    ending  redeemable  value  at the end of the  period
                           covered  by the  computation  of a hypothetical
                           $1,000 payment made at the beginning of the period
                 P    =    hypothetical initial payment of $1,000 from which the
                           maximum sales load is deducted
                 TR   =    total return

The calculation of average annual total return and cumulative total return assume that the maximum sales load is deducted from the initial $1,000 investment at the time it is made and that there is a reinvestment of all dividends and capital gain distributions on the reinvestment dates during the period. The ending redeemable value is determined by assuming complete redemption of the hypothetical investment and the deduction of all nonrecurring charges at the end of the period covered by the computations. The Fund may also quote other total return information that does not reflect the effects of the sales load.

The average annual total return for the REIT Index Fund and the Realty Growth Fund for the fiscal year ended March 31, 1997 was 24.98%, and 38.59%, respectively. Without reflecting the effects of the maximum sales load the average annual return for the period was 28.85%, and 45.12%, respectively. The average annual total return for the REIT Index Fund and the Realty Growth Fund since inception (July 3,1995 to March 31, 1997) was 17.74%, and 24.45%, respectively. Without reflecting the effects of the maximum sales load the average annual return for the period was 19.82%, and 27.78%, respectively.

The cumulative total return for the REIT Index Fund and the Realty Growth Fund since inception (July 3, 1995 to March 31, 1997) was 32.98%, and 46.49%, respectively. Without reflecting the effects of the maximum sales load, the cumulative total return for the period was 37.10%, and 53.39%, respectively.


REIT Index Fund:

Average Annual Total Return for the 12 months ended March 31, 1997 including 3.0% sales load:

                 1,000(1+T)1   = 1,249.80
                           T   = .2498

                 T       = 24.98%
                 ERV     = $1,249.80
                 P       = $1,000
                 n       = 1

Average Annual Total Return since inception through March 31, 1997 including 3.0% sales load:

                 1,000(1+T)1.75  =  1,329.83
                           T     = .1774

                 T       = 17.74%
                 ERV     = $1,329.83
                 P       = $1,000
                 n       = 1.75

Cumulative Total Return since inception through March 31, 1997 including 3.0% sales load:

                 (1,329.83-1,000)/1,000 = .3298

                 ERV       =   $1,329,83
                 P         =   $1,000
                 TR        =   32.98%

Average Annual Total Return for the 12 months ended March 31, 1997 excluding 3.0% sales load:

                 1,000(1+T)1   = 1,288.45
                           T   = .2885

                 T       = 28.85%
                 ERV     = $1,288.45
                 P       = $1,000
                 n       = 1

Average Annual Total Return since inception through March 31, 1997 excluding 3.0% sales load:

                 1,000(1+T)1.75  =  1,370.96
                           T     = .1982

                 T       = 19.82%
                 ERV     = $1,370.96
                 P       = $1,000
                 n       = 1.75

Cumulative Total Return since inception through March 31, 1997 excluding 3.0% sales load:

                 (1,370.96-1,000)/1,000 = .3710

                 ERV       =   $1,370.96
                 P         =   $1,000
                 TR        =   37.10%


Realty Growth Fund:

Average Annual Total Return for the 12 months ended March 31, 1997 including 4.5% sales load:

                 1,000(1+T)1   = 1,385.86
                           T   = .3859

                 T       = 38.59%
                 ERV     = $1,385.86
                 P       = $1,000
                 n       = 1

Average Annual Total Return since inception through March 31, 1997 including 4.5% sales load:

                 1,000(1+T)1.75  =  1,464.91
                           T     = .2445

                 T       = 24.45%
                 ERV     = $1,464.91
                 P       = $1,000
                 n       = 1.75

Cumulative Total Return since inception through March 31, 1997 including 4.5% sales load:

                 (1,464.91-1,000)/1,000 = .4649

                 ERV       =   $1,464.91
                 P         =   $1,000
                 TR        =   46.49%

Average Annual Total Return for the 12 months ended March 31, 1997 excluding 4.5% sales load:

                 1,000(1+T)1   = 1,451.16
                           T   = .4512

                 T       = 45.12%
                 ERV     = $1,451.16
                 P       = $1,000
                 n       = 1

Average Annual Total Return since inception through March 31, 1997 excluding 4.5% sales load:

                 1,000(1+T)1.75  =  1,533.94
                           T     = .2778

                 T       = 27.78%
                 ERV     = $1,533.94
                 P       = $1,000
                 n       = 1.75

Cumulative Total Return since inception through March 31, 1997 excluding 4.5% sales load:

                 (1,533.94-1,000)/1,000 = .5339

                 ERV       =   $1,533.94
                 P         =   $1,000
                 TR        =   53.39%